UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 7, 2021

Date of report (Date of earliest event reported)

Valmont Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31429	47-0351813
(Commission File Number)	(IRS Employer Identification No.)

One Valmont Plaza
Omaha, NE	68154
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	VMI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01  Entry into a Material Definitive Agreement.

On May 5 2021, Valmont Industries, Inc entered into a definitive agreement to acquire Prospera Technologies Inc. (the “Company”), a privately-held Israeli-based artificial intelligence company, focused on machine learning and computer vision in agriculture.

Pursuant to the Share Purchase Agreement dated as of May 5, 2021 (the “Agreement”), attached hereto as Exhibit 10.1 and incorporated herein by this reference, by and between Valmont, Valmont Industries Holland B.V., wholly owned subsidiary of Valmont (the “Purchaser”), the Company, the shareholders of the Company (the “Securityholders”), and Shareholder Representative Services, LLC, a Colorado limited liability company, the Purchaser will acquire all of the shares of the Company for $300 million in cash, subject to certain adjustments as provided in the Agreement, and the Company will become an indirect wholly-owned subsidiary of Valmont. The transaction is expected to close in the second quarter of 2021.

The transaction is subject to customary closing conditions with respect to, on the one hand Valmont’s and Purchaser’s obligation to close, and on the other hand the Company’s and Securityholders’ obligation to close, including: (i) the truth and correctness of the other parties respective representations and warranties, (ii) the performance by the other parties in all material respects of their respective agreements and covenants, and (iii) there being in effect no court order, government action or regulation the prevents the consummation of the transaction. The obligation of Valmont and Purchaser to close is further conditioned on receipt of specified third party consents, that no material adverse effect (as defined in the Agreement) has occurred with respect to the Company, removal of specified liens, and the delivery of retention agreements and noncompetition agreements from specified key employees and other deliverables.

The Agreement includes customary representations, warranties and covenants of the parties, including the Company’s covenant to continue to conduct its business in the ordinary course of business consistent with past practice.

The Agreement may be terminated under certain circumstances including termination by (i) written mutual consent of Valmont, the Purchaser and the Company or (ii) by Valmont or the Purchaser, on the one hand, or the Company on the other hand (a) if the transaction has not closed by June 4, 2021, provided that the terminating party is not then in material breach of its representations and warranties or has failed to perform certain of its agreements and covenants, or (b) if the non-terminating party is in material breach of its representations and warranties or any agreement or covenant to be performed or complied with by such party.

The foregoing description of the Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Forward-Looking Statements

This Form 8-K contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that management has made in light of experience in the industries in which Valmont operates, as well as management’s perceptions of historical trends, current conditions, expected future developments and other factors believed to be appropriate under the circumstances. As you read and consider this Form 8-K, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond Valmont’s control) and assumptions. Although management believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Valmont’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. These factors include among other things, the continuing and developing effects of COVID-19 including the effects of the outbreak on the general economy and the specific economic effects on the Company’s business and that of its customers and suppliers, risk factors described from time to time in Valmont’s reports to the Securities and Exchange Commission, as well as future economic and market circumstances, industry conditions, company performance and financial results, operating efficiencies, availability and price of raw material, availability and market acceptance of new products, product pricing, domestic and international competitive environments, and actions and policy changes of domestic and foreign governments. The Company cautions that any forward-looking statement included in this Form 8-K is made as of the date of this press release and except as otherwise may be required under Federal securities laws, the Company does not undertake to update any forward-looking statement.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
10.1	Share Purchase Agreement dated May 5, 2021.
104	Cover Page Interactive File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.
Date: May 7, 2021

	By:	/s/ Avner M. Applbaum
		Name:	Avner M. Applbaum
		Title:	Executive Vice President and Chief Financial Officer